Exhibit 10.11

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                               CREDIT AGREEMENT

                     dated the 26th day of February, 1999

                                by and between

                          FIRST UNION NATIONAL BANK

                                     and

                      COMMSCOPE, INC. OF NORTH CAROLINA





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

                             TABLE OF CONTENTS
                             -----------------



ARTICLE I -  DEFINITIONS.................................................1

1.1    Certain Definitions...............................................1
1.2    Accounting Terms and Determinations..............................10




ARTICLE II - TERM LOAN FACILITY.........................................10

2.1    Term Loan........................................................10
2.2    Procedure for Advance of Term Loan...............................10
2.3    Repayment of Term Loan...........................................10
2.4    Prepayment.......................................................11
2.5    Note.............................................................11




ARTICLE III - GENERAL LOAN PROVISIONS...................................12

3.1    Interest.........................................................12
3.2    Crediting of Payments and Proceeds...............................13
3.3    Facility Fee.....................................................13




ARTICLE IV - REPRESENTATIONS AND WARRANTIES.............................13

4.1    Financial Condition..............................................13
4.2    Corporate Existence, Compliance with Law.........................14
4.3    Corporate Power; Authorization...................................14
4.4    Enforceable Obligations..........................................14
4.5    No Legal Bar.....................................................15
4.6    No Material Litigation...........................................15
4.7    Investment Company Act...........................................15
4.8    Federal Regulation...............................................15
4.9    No Default.......................................................15
4.10   No Burdensome Restrictions.......................................16
4.11   Taxes............................................................16
4.12   Subsidiaries.....................................................16
4.13   Ownership of Property; Liens.....................................16
4.14   ERISA............................................................16
4.15   Accuracy of Disclosure...........................................17
4.16   Intellectual Property............................................17

ARTICLE V - AFFIRMATIVE COVENANTS.......................................17

5.1    Financial Statements.............................................17
5.2    Certificates; Other Information..................................19
5.3    Payment of Obligations...........................................20
5.4    Conduct of Business and Maintenance of Existence.................20
5.5    Maintenance of Property; Insurance...............................21
5.6    Inspection of Property; Books and Records; Discussions...........21
5.7    Notices..........................................................21
5.8    Additional Subsidiary Guarantors.................................22
5.9    Year 2000 Compatibility..........................................23
5.10   Hedging Agreement................................................23
5.11   Use of Proceeds..................................................23
5.12   Further Assurances...............................................23




ARTICLE VI - NEGATIVE COVENANTS.........................................24

6.1    Limitation on Liens..............................................24
6.2    Limitation on Guaranty Obligations...............................26
6.3    Prohibition of Fundamental Changes...............................26
6.4    Limitation on Sale of Assets.....................................26
6.5    Limitation on Investments, Loans and Advances....................27
6.6    Maintenance of Consolidated Net Worth............................27
6.7    Maintenance of Interest Coverage.................................27
6.8    Maintenance of Leverage Ratio....................................27
6.9    Limitation on Dividends and Stock Repurchases....................27
6.10   Transactions with Affiliates.....................................28
6.11   Foreign Exchange Contracts.......................................28
6.12   Commodity Hedges.................................................29
6.13   Fiscal Year......................................................29
6.14   Limitation on Indebtedness.......................................29


ARTICLE VII - UNCONDITIONAL GUARANTY....................................30

7.1    Guaranty of Obligations..........................................30
7.2    Nature of Guaranty...............................................31
7.3    Demand by the Bank...............................................31
7.4    Waivers..........................................................32
7.5    Modification of Loan Documents etc...............................32
7.6    Reinstatement....................................................32
7.7    Mutual Grant of Present Right of Contribution and Indemnity......33
7.8    No Subrogation...................................................33


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7.9    Joint and Several Liability......................................33
7.10   Release of Guarantor.............................................33




ARTICLE VIII - CONDITIONS TO BANK'S OBLIGATIONS.........................34

8.1    Conditions to Closing............................................34


ARTICLE IX - DEFAULT....................................................36

9.1    Events of  Default...............................................36
9.2    Consequence of Event of Default..................................39
9.3    Rights and Remedies Cumulative...................................39


ARTICLE X - SPECIAL PROVISIONS AS TO EURO LIBOR MARKET RATE.............39

10.1   Additional Costs.................................................40
10.2   Capital Requirements.............................................40
10.3   Taxes............................................................41
10.4   Regulatory Limitation............................................41
10.5   Indemnity........................................................41
10.6   Mitigation Obligations...........................................41


ARTICLE XI - JURISDICTION, SERVICE AND JUDGMENT CURRENCY................42

11.1   Binding Arbitration; Waiver of Jury Trial........................42
11.2   Currency Indemnity...............................................44


ARTICLE XII - MISCELLANEOUS.............................................44

12.1   Collection Expenses..............................................44
12.2   Fees and Expenses................................................44
12.3   Governing Law....................................................44
12.4   Captions.........................................................44
12.5   Notices..........................................................44
12.6   Set-off..........................................................45
12.7   Benefit..........................................................46
12.8   Severability.....................................................46
12.9   Singular and Plural, Etc.........................................46
12.10  Counterparts.....................................................46
12.11  Entire Agreement.................................................46
12.12  Term of Agreement................................................47
12.13  Amendment........................................................47

                                  EXHIBITS
                                  --------

A     -     Note
B     -     Joinder Agreement
C     -     Existing Credit Facility


                                 SCHEDULES
                                 ---------

4.12(a)-    Domestic Subsidiaries of the Borrower
4.12(b)-    Foreign Subsidiaries of the Borrower
6.2   -     Guaranty Obligations

                              CREDIT AGREEMENT
                              ----------------

     THIS CREDIT AGREEMENT (this "Agreement"), dated the 26th day of February, 1999 by and among FIRST UNION NATIONAL BANK, a national banking association (the "Bank"), COMMSCOPE, INC. OF NORTH CAROLINA, a North Carolina corporation (the "Borrower") and the guarantors listed on the signature page hereto (the "Guarantors").


                            Statement Of Purpose
                            --------------------

     The Borrower has requested that the Bank enter into this Agreement to make available the 15,000,000 EUR (Fifteen Million Euros) credit facility described herein on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank, the Borrower and the Guarantors hereby agree as follows:


                                 ARTICLE I
                                Definitions

     1.1 Certain Definitions. The terms defined in this Article I have, for all purposes of this Agreement, the meanings specified in this Article I, unless defined elsewhere herein or the context clearly requires otherwise:

     "Affiliate" means, as of any Person, (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreed Currency" shall have the meaning set forth in Section 11.2 of this Agreement.

     "Agreement"  means  this  Credit  Agreement,  as  amended,   restated,
supplemented or otherwise modified from time to time.

     "Applicable  Insolvency  Laws"  shall  have the  meaning  set forth in
Section 7.1 of this Agreement.

     "Applicable Margin" means 0.75%.


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     "Arbitration  Rules"  shall  have the  meaning  set  forth in  Section
11.1(a) of this Agreement.

     "Business Day" means any day (other than a Saturday or Sunday) on which banks are generally open for business in New York City and prime banks in London generally provide quotations for deposits denominated in Euros.

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

     "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Consolidated EBITDA" means, for any period, Consolidated Net Income ((i) including earnings and losses from discontinued operations and (ii) excluding extraordinary non-cash gains and losses) of Holdings and its Subsidiaries for such period, plus to the extent reflected as a charge in the statement of consolidated net income for such period, the sum of (a) interest expense (net of interest income), amortization and write-offs of debt discount and debt issuance costs and commissions, discounts and the fees and charges associated with letters of credit, (b) taxes measured by income, (c) depreciation and amortization expenses and (d) non-cash compensation expenses arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements.

     "Consolidated Interest Expense" means, for any period, the amount of interest expense both expensed and capitalized (excluding amortization and write-offs of debt discount and debt issuance costs and including any increase in interest expense resulting from the Hedging Agreements and similar investments), net of interest income, of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

     "Consolidated Net Worth" means all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of Holdings and its Subsidiaries at such date, provided, that such amount shall be increased, on a cumulative basis from January 1, 1999, for
(i) amortization and write-offs of debt discount and debt issuance costs and (ii) any amount reflected as a charge in Holdings' consolidated income statements for non-cash compensation arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements.

     "Consolidated Net Income" means, for any period, the net income or net loss of Holdings and its Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis.


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

     "Consolidated Total Indebtedness" means, as of any date of determination, all Indebtedness of Holdings and its Subsidiaries which would be reflected as debt on a consolidated balance sheet of Holdings prepared in accordance with GAAP.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

     "Conversion Date" shall have the meaning set forth in Section 11.2 of this Agreement.

     "Credit Facility" means the term loan credit facility established pursuant to Article II hereof.

     "Credit Parties" means the collective reference to Holdings and each Subsidiary which is a party, or which at any time becomes a party, to a Loan Document.

     "Default" means any event or occurrence which, with the passage of time or any required notice or both, would become an Event of Default.

     "Disputes" shall have the meaning set forth in Section 11.1 of this Agreement.

     "Domestic   Subsidiary"   means,  with  respect  to  any  Person,  any
Subsidiary of that Person which is organized under the laws of any State of the United States or the District of Columbia.

     "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or governmental authorities, relating to the protection of the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

     "Euro" means the single currency of Participating Member States introduced on the date of commencement of the Third Stage of EMU.

     "Euro LIBOR Market Rate" means the rate of interest per annum (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) determined by the Bank pursuant to the following formula:

     Euro LIBOR  Market =          Euro LIBOR  Market Index Rate
                                   -----------------------------
          Rate                       1.00 - Reserve Requirement

For the purposes of this definition: (a) "Euro LIBOR Market Index Rate" means, for any day, the percentage rate of interest per annum (rounded upward, if necessary, to the nearest one-


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

sixteenth of one percent (1/16%)) for deposits in Euros for a period of three (3) months as reported on Telerate page 3750 as of 11:00 a.m. (London time) on the date of which such rate would be in effect, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation), and (b) "Reserve Requirement" means, for any day, the maximum daily arithmetic reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as defined in Regulation D) for a three (3) month interest period. For purposes of calculating the "Reserve Requirement", the reserve requirement shall be as set forth in Regulation D without benefit of credit for prorations, exemptions or offsets under Regulation D, and further without regard to whether or not the Bank elects to actually fund the Term Loan or portion thereof with Eurocurrency liabilities. The Euro LIBOR Market Rate shall be recalculated as of the end of each Interest Period, and each calculation by the Bank of the Euro LIBOR Market Rate shall be conclusive and binding for all purposes, absent manifest error.

     "Event of Default" means any one or more of the events or occurrences so designated in Section 9.1.

     "Existing Credit Facility" means the Credit Agreement among the Borrower, Chase Manhattan Bank, as Administrative Agent, the Co-Agents listed therein and the Banks listed therein, dated July 22, 1997, as the same may be amended, modified, waived or refinanced from time to time in accordance with the terms thereof.

     "FL Affiliate" means any of FL Co., the partners of FL Co. on the Closing Date, any subordinated debt and equity partnership controlled by FL Co., any equity partnership controlled by FL Co., any of the present or former partners of any such partnership, any Affiliate of FL Co., any directors, executive officers or other employees or other members of the management of Holdings, the Borrower or any Subsidiary thereof (or any "associate" (as defined in Rule 405 under the Securities Act of 1933, as amended) of any thereof or employee benefit plan beneficially owned by any thereof), the Borrower or any Subsidiary thereof on the Closing Date, or any combination of the foregoing.

     "FL Co." means Forstmann Little Co., a New York partnership.

     "Foreign  Subsidiary" means any Subsidiary of the Borrower or Holdings
(a) which is organized under the laws of any jurisdiction outside the United States (within the meaning of Section 7701(a)(9) of the Code), or
(b) whose principal assets consist of capital stock or other equity interests of one or more Persons which conduct the major portion of their business outside the United States (within the meaning of Section 7701(a)(9) of the Code).

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranteed  Obligations"  shall have the meaning set forth in Section
7.1 of this Agreement.

     "Guarantors" means Holdings, all Subsidiaries of Holdings and the Borrower identified as Guarantors on the signature page hereto and all Material Subsidiaries of the Borrower and Holdings added as Guarantors pursuant to Section 5.8.

     "Guaranty"  means  the   unconditional   guaranty   agreement  of  the
Guarantors set forth in Article VII.

     "Guaranty Obligations" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
(c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Borrower in good faith) of the primary obligation or portion thereof in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Borrower in good faith; provided, however that the amount of any Guaranty Obligation associated with the Borrower's vendor financing programs shall be deemed to be the amount estimated by the Borrower to be its liability in connection therewith and for which the Borrower has estimated reserves in accordance with GAAP.

     "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any applicable law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require remediation under any applicable law, (d) the discharge or emission or release of which requires a permit or license under any applicable law or other governmental approval, (e) which pose a health or safety hazard to persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated, supplemented or otherwise modified.

     "Holdings" means CommScope, Inc., a Delaware corporation.

     "Increased Costs" shall have the meaning set forth in Section 10.1 of this Agreement.

     "Indebtedness" means, with respect to any Person, without duplication, all indebtedness of that Person for borrowed money, all indebtedness of that Person, created or incurred as deferred purchase price in connection with the acquisition of property (other than current trade payables or liabilities), and all indebtedness secured by any lien, pledge or other encumbrance on the property of that Person whether or not such indebtedness is assumed by that Person; all liability of that Person by way of endorsements (other than for collection or deposit in the ordinary course of business); all Guaranty Obligations in respect of Indebtedness of any other Person by that Person; the face amount of all letters of credit in respect of which that Person is obligated whether as account party; and all Lease Obligations which in accordance with GAAP applied on a consistent basis should be capitalized, but excluding (y) customer deposits and interest payable thereon in the ordinary course of business and (z) trade and other accounts and accrued expenses payable in the ordinary course of business in accordance with customary trade terms and in the case of both clauses (y) and (z) above, which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person.

     "Insolvency"   means,  with  respect  to  a  Multiemployer  Plan,  the
condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

     "Interest Coverage Ratio" means, as of the last day of any fiscal quarter of Holdings, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters ending on such date on a consolidated basis of Holdings and its Subsidiaries, to (b) Consolidated Interest Expense for the period of four fiscal quarters ending on such day.

     "Interest Period" means (i) the period commencing on the date on which the Term Loan is funded and ending three (3) months thereafter, and (ii) thereafter a period commencing on the last day of the immediately preceding Interest Period and ending three (3) months thereafter.

     "Joinder Agreement" means any Joinder Agreement executed by a Domestic Subsidiary of the Borrower pursuant to Section 5.8 and substantially in the form of Exhibit B, as amended, restated, supplemented or otherwise modified.

     "Judgment Currency" shall have the meaning set forth in Section 11.2 of this Agreement.

     "Lease Obligations" means, as of the date of any determination thereof, the rental commitments of the Borrower and its Subsidiaries determined on a consolidated basis, if any, under leases for real and/or personal property (net of rental commitments from subleases thereof), excluding, however, obligations under leases which are classified as Indebtedness.

     "Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Total Indebtedness on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any effective financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing, except for the filing of financing statements in connection with Lease Obligations incurred by the Borrower or its Subsidiaries to the extent that such financing statements relate to the property subject to such Lease Obligations).

     "Loan Documents" means this Agreement, the Note and each and every other document or instrument executed by the Borrower and the Guarantors in connection herewith or therewith.

     "Material Subsidiaries" means any Subsidiary of the Borrower or Holdings which at any time has a total asset book value (including the total asset book values of any Subsidiaries of such Subsidiary), or for which Holdings, the Borrower or any of its Subsidiaries shall have paid consideration (including the assumption of Indebtedness) in connection with the acquisition of the stock or the assets of such Subsidiary, in excess of $50,000,000, other than Foreign Subsidiaries or other Subsidiaries if more than 75% of the assets of such Subsidiaries are securities of foreign companies (such determination to be made on the basis of fair market value). A Subsidiary which is a Material Subsidiary shall continue to be a Material Subsidiary notwithstanding that its total asset book value may fall to less than $50,000,000.

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Non U.S. Bank" means any Person that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or any estate or trust that is subject to U.S. federal income taxation regardless of the source of its income.

     "Note" means the term note of even date herewith made by the Borrower payable to the Bank in the form of Exhibit A hereto, as amended, restated, supplemented or otherwise modified from time to time.


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

     "Notice of  Prepayment"  shall have the  meaning  assigned  thereto in
Section 2.4.

     "Obligations" means the unpaid principal of and interest on the Term Loan and all other obligations and liabilities of the Borrower to the Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, including, without limitation, any Hedging Agreement with the Bank specifically related to the Term Loan, whether on account of principal, interest, reimbursement obligations, fees indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Bank) or otherwise but excluding Obligations under the Existing Credit Agreement.

     "Other Taxes" shall have the meaning set forth in Section 10.3(b) of this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Participating Member States" means a state which adopts a single currency in accordance with the Treaty on European Union.

     "Person" means an individual, partnership, limited liability company, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision or instrumentality thereof.

     "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

     "Regulatory Change" means any change after the date of this Agreement in United States federal, state, foreign or Bank of England laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank, or its overseas branches or affiliates, of or under any United States federal, state, foreign or Bank of England laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof, excluding, however, any such change which results in an adjustment of the rate at which Reserve Requirements are imposed against eurocurrency liabilities and the effect of which is reflected in a change in the Euro LIBOR Market Rate as provided in the definitions of such terms in this Article I.

     "Reorganization" means, with respect to a Multiemployer Plan, the condition that such Plan is in reorganization as such term is used in
Section 4241 of ERISA.

     "Reportable Event" means any of the events set out in Section 4043(c) of ERISA or the regulations thereunder.

     "Requirement of Law," means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including, without limitation, Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means the chief executive officer or the chief operating officer of the Borrower or, with respect to financial matters, the chief financial officer or controller of the Borrower.

     "Restricted Payments" shall have the meaning set forth in Section 6.09 of this Agreement.

     "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "Solvent" means, as to Holdings, the Borrower and any Guarantor on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transaction in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature

     "Spin-Off," "Spin-Off Documents" and "Spin-Off Transactions" all have the meanings as defined in the Existing Credit Facility as in effect on the Closing Date, attached hereto as Exhibit C.

     "Subsidiary" means, as to any Person, any corporation, partnership or other entity of which shares of stock of each class or other equity interests having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. A Subsidiary shall be deemed wholly-owned by a Person who owns all of the voting shares of such Subsidiary except for directors' qualifying or similar shares.

     "Term Loan" means the Term Loan to be made to the Borrower by the Bank in the amount of 15,000,000 EUR (Fifteen Million Euros) pursuant to Section
2.1 of this Agreement.

     "Term Loan Maturity Date" means March 1, 2006.

     "Third Stage of EMU" means the third stage of Economic and Monetary Union, implemented on January 1, 1999, as contemplated by the Treaty on European Union.

     "Treaty on European Union" means the treaty establishing the European Community signed in Rome on March 25, 1957, as amended from time to time.

     "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina, as amended, restated or otherwise modified.

     1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP applied on a consistent basis.


                                 ARTICLE II
                             Term Loan Facility

     2.1 Term Loan. Subject to the terms and conditions of this Agreement, the Bank agrees to make the Term Loan to the Borrower on the Closing Date.

     2.2 Procedure for Advance of Term Loan. On March 1st, 1999 the Borrower hereby irrevocably authorizes the Bank to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower.

     2.3 Repayment of Term Loan. The Borrower shall repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments on the first Business Day of each of March, June, September and December commencing June 1, 2001 in the amounts as set forth below:

               -----------------------------------------------------------
                    YEAR          PAYMENT DATE      PRINCIPAL INSTALLMENT
                                                            (EUR)
               -----------------------------------------------------------

               2001
               -----------------------------------------------------------
                              June 1                       750,000
               -----------------------------------------------------------
                              September 1                  750,000
               -----------------------------------------------------------
                              December 1                   750,000
               -----------------------------------------------------------
                              March 1                      750,000
               2002
               -----------------------------------------------------------
                              June 1                       750,000
               -----------------------------------------------------------
                              September 1                  750,000
               -----------------------------------------------------------
                              December 1                   750,000
               -----------------------------------------------------------
                              March 1                      750,000
               2003
               -----------------------------------------------------------
                              June 1                       750,000
               -----------------------------------------------------------
                              September 1                  750,000
               -----------------------------------------------------------
                              December 1                   750,000
               -----------------------------------------------------------
                              March 1                      750,000
               2004
               -----------------------------------------------------------
                              June 1                       750,000
               -----------------------------------------------------------
                              September 1                  750,000
               -----------------------------------------------------------
                              December 1                   750,000
               -----------------------------------------------------------
                              March 1                      750,000
               2005
               -----------------------------------------------------------
                              June 1                       750,000
               -----------------------------------------------------------
                              September 1                  750,000
               -----------------------------------------------------------
                              December 1                   750,000
               -----------------------------------------------------------
                              March 1                      750,000
               2006
               -----------------------------------------------------------


If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

     2.4 Prepayment. The Term Loan may be prepaid in whole or in part, without premium or penalty. Each partial prepayment shall be applied against the principal installments in the inverse order of their maturity. Each prepayment shall be accompanied by any amount required to be repaid pursuant to Section 10.5 hereof.

     2.5 Note. The Term Loan and the obligation of the Borrower to repay the Term Loan shall be evidenced by the Note payable to the order of the Bank. The Note shall be dated as of the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.1.

                                ARTICLE III
                          General Loan Provisions

     3.1 Interest.
         --------

     (a) Rate of Interest. Subject to the provisions of this Section 3.1, the Term Loan shall bear interest at the Euro LIBOR Market Rate plus the Applicable Margin.

     (b) Default Rate. In the event and so long as any Default or Event of Default shall exist under any Loan Document, interest shall be payable daily on the unpaid principal balance of the Term Loan at a per annum rate equal to the rate of interest then applicable to the Term Loan plus two percent (2%) per annum.

     (c) Interest Payment and Computation. Subject to prepayment and acceleration of the Term Loan as provided herein and to the provisions of
Article X hereof, interest on the Term Loan shall be payable in arrears on the first Business Day of each March, June, September and December, commencing on June 1, 1999, and on the Term Loan Maturity Date. Interest on the Term Loan and all other fees and commissions provided for herein shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed from the first day of the period over which interest is being calculated to, but not including, the last day thereof.

     (d) Date and Method for Payments.
         ----------------------------

          (i) In the event any date for the payment of principal or interest on the Term Loan or the Note or any other amount due hereunder falls on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day and, in any event, interest shall continue to accrue on the Loans and the Note until paid on such next succeeding Business Day.

          (ii) All payments due hereunder and under the Note on account of the principal of or interest on the Term Loan or of any fee, commission or other amounts shall be paid by wire transfer of immediately available funds in Euros at such places and as directed by the Bank from time to time no later than 12:00 noon (Charlotte time) on the date specified for payment and without any set-off, counterclaim or deduction whatsoever and all wire transfer and similar charges shall be paid by the Borrower. Any such payment received after such time but before 2:00 p.m. (Charlotte time) shall be deemed a payment on such date for the purpose of Section 9.1, but for all other purposes shall be deemed to have been made on the next succeeding
     Business Day. Any such payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes.

     (e) Savings Clause. Anything contained herein, the Note or any other document executed pursuant to this Agreement notwithstanding, if for any reason the effective rate of interest on any advance hereunder shall exceed the maximum lawful rate of interest, the effective rate of interest shall be deemed to be reduced to and shall be such maximum lawful rate, and any sums of interest which have been collected in excess of such maximum lawful rate shall be applied by the Bank as a credit against the unpaid principal amount due thereunder.

     3.2 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 9.2, all payments received by the Bank upon the Note and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied in the sole discretion of the Bank.

     3.3 Facility Fee. On the Closing Date, the Borrower shall pay to the Bank a one-time facility fee equal to .125% of the amount of the Term Loan.


                                 ARTICLE IV
                       Representations and Warranties

     To induce the Bank to enter into this Agreement and to make the Term Loan, the Borrower hereby represents and warrants to the Bank (which representations and warranties shall survive the execution and delivery of the Note), on and as of the Closing Date, that:

     4.1 Financial Condition.

     (a) The consolidated balance sheets of Holdings and its Subsidiaries as of December 31, 1997 and the related statements of income and retained earnings and cash flows for the fiscal years then ended and the unaudited consolidated balance sheet of Holdings and its Subsidiaries at September 30, 1998 and the related consolidated statements of stockholders' equity and cash flows and the consolidated statements of income of Holdings and its Subsidiaries for the fiscal period ended on such date, copies of which have been previously furnished to the Bank, are correct and complete and fairly present in all material respects the assets, liabilities and financial condition of Holdings and its Subsidiaries. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (subject to normal year-end adjustments). Neither Holdings nor any of its Subsidiaries has any material direct or contingent Indebtedness, obligations or other unusual forward or long-term commitments as of the date of this Agreement which are not provided for or reflected in such financial statements or referred to in notes thereto except as would not have a material adverse effect on the business, financial condition, properties, results of operations or prospects of Holdings and its Subsidiaries taken as a whole (a "Material Adverse Effect").

     (b) Since December 31, 1997, there has been no material adverse change in the properties, business, operations, or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole.

     4.2 Corporate Existence, Compliance with Law. Each Credit Party and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, except to the extent that the failure to possess such corporate power and authority and such legal right would not, in the aggregate, have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Materials), except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     4.3 Corporate Power; Authorization. Each Credit Party has the corporate power and authority and the legal right to make, deliver and perform the Loan Documents to which it is a party; and the Borrower has the corporate power and authority and legal right to borrow hereunder. Each Credit Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in case of the Borrower, to authorize the borrowings hereunder. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of any Loan Document to the extent that it is a party thereto.

     4.4 Enforceable Obligations. Each of the Loan Documents has been duly executed and delivered on behalf of each Credit Party which is a party thereto and each of such Loan Documents constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     4.5 No Legal Bar. The performance of each Loan Document, the guarantee of the Obligations pursuant to the Guaranty and the use of the proceeds of the Term Loan will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon any Credit Party, any of its Subsidiaries or any of its properties or assets, which violations, individually or in the aggregate, would have a material adverse effect on the ability of such Credit Party to perform its obligations under the Loan Documents to the extent that it is a party thereto, or which would give rise to any liability on the part of the Bank, or which would have a Material Adverse Effect, and will not result in the creation or imposition (or the obligation to create or impose) of any Lien on any of its or their respective properties or assets pursuant to any Requirement of Law applicable to it or them, as the case may be, or any of its or their Contractual Obligations.

     4.6 No Material Litigation. No litigation, investigation known to the Borrower or proceeding of or by any Governmental Authority or any other Person is pending against any Credit Party or any of its Subsidiaries, (a) with respect to the validity, binding effect or enforceability of any Loan Document or with respect to the Term Loan made hereunder or the use of proceeds thereof and the other transactions contemplated hereby or thereby, or (b) which would have a Material Adverse Effect.

     4.7 Investment Company Act. Neither any Credit Party nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     4.8 Federal Regulation. No part of the proceeds of any of the Term Loan will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of the Board. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U.

     4.9 No Default. Neither the Borrower nor any of its Subsidiaries is in default in the payment or performance of any of its or their Contractual Obligations in any respect which would have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or them or by which any of its or their properties or assets may be bound or affected in any respect which would have a Material Adverse Effect, and no such order, award or decree would materially adversely affect the ability of the Borrower and its Subsidiaries taken as a whole to carry on their businesses as presently conducted or the ability of the Credit Parties to perform their Obligations under the Loan Documents.

     4.10 No Burdensome Restrictions. Neither the Borrower nor any of its Subsidiaries is a party to or is bound by any Contractual Obligation or subject to any Requirement of Law or other corporate restriction which has a Material Adverse Effect.

     4.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed or has timely requested an extension to file or has received an approved extension to file all tax returns which, to the knowledge of the Borrower, are required to have been filed, and has paid all taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of the Borrower or its Subsidiaries, as the case may be), except any such filings or taxes, fees or charges, the making of or the payment of which, or the failure to make or pay, would not have a Material Adverse Effect; and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes, fees or other charges (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of the Borrower or its Subsidiaries, as the case may be), except as to any such taxes, fees or other charges, the payment of which, or the failure to pay, would not have a Material Adverse Effect.

     4.12 Subsidiaries. The Subsidiaries of the Borrower listed on Schedule 4.12(a) constitute all of the Domestic Subsidiaries of the Borrower and the Subsidiaries listed on Schedule 4.12(b) constitute all of the Foreign
Subsidiaries of the Borrower as of the Closing Date. The Borrower has no Material Subsidiaries on the Closing Date.

     4.13 Ownership of Property; Liens. The Borrower and each of its Subsidiaries has good and marketable title to, or valid and subsisting leasehold interests in, all its respective material real property, and good title to all its respective material other property, and none of such property is subject, except as permitted hereunder, to any lien (including, without limitation, Federal, state and other tax liens).

     4.14 ERISA. No "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or Reportable Event (other than a Reportable Event with respect to which the 30-day notice requirement under
Section 4043 of ERISA has been waived) has occurred during the five years preceding the Closing Date with respect to any Plan in any case the consequences of which would have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower or a Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the most recent annual valuation date in respect of each such Plan, exceed the fair market value of the assets of the Plan (including for these purposes accrued but unpaid contributions) allocable to such benefits by an amount that would be materially adverse to the business, financial condition, properties, results of operations, value or prospects of the Borrower and its Subsidiaries taken as a whole. The liability to which the Borrower or any Commonly Controlled Entity would become subject under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date hereof would not have a Material Adverse Effect. To the Borrower's knowledge, no Multiemployer Plan is either in Reorganization or Insolvent in any case the consequences of which would have a Material Adverse Effect.

     4.15 Accuracy of Disclosure. All written information, other than financial projections, which has been made available to the Bank by the Borrower or any of its representatives and all other information which has been made available to the Bank by any officers of the Borrower and its Subsidiaries in connection with this Agreement is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading.

     4.16 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which would not have any reasonable likelihood of having a Material Adverse Effect.

                                 ARTICLE V
                           Affirmative Covenants

     The Borrower hereby agrees that, so long as the Term Loan remains outstanding and unpaid, or any other amount is owing to the Bank hereunder, it shall, and, in the case of the agreements contained in Sections 5.3, 5.4, 5.5, 5.6, 5.8, 5.9 and 5.12 cause each of its Subsidiaries to:

     5.1 Financial Statements. Furnish to the Bank:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries as at the end of such quarter, the related unaudited consolidated statements of stockholders' equity and cash flows of Holdings and its consolidated Subsidiaries from the beginning of such fiscal year through the end of such quarter and the related unaudited consolidated statements of operations of Holdings and its consolidated Subsidiaries for such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event within 90 days after the beginning of each fiscal year of Holdings to which such budget relates, and a consolidated operating budget for Holdings and its Subsidiaries taken as a whole, in each case as adopted by the Board of Directors of Holdings.

All financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail (except that interim statements may be condensed and may exclude detailed footnote disclosure to the extent consistent with the rules and regulations of the Securities and Exchange Commission relating to the presentation of financial information in Quarterly Reports on Form 10-Q) and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as concurred in by such accountants or officer, as the case may be, and disclosed therein and except that interim financial statements need not be restated for changes in accounting principles which
require   retroactive   application,   and   operations   which
have been discontinued (as defined in Accounting Principles Board Opinion No. 30) during the current year need not be shown in interim financial or statements as such either for the current period or comparable prior period), provided that if for any reason whatsoever the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for such quarter would be materially different than the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries and or the related unaudited consolidated statements of operations, stockholders' equity and cash flows for such quarter, then the Borrower shall also provide, as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

In the event Holdings changes its accounting methods because of changes in GAAP, or any change in GAAP occurs which increases or diminishes the protection and coverage afforded to the Bank under current GAAP accounting methods, the Borrower or the Bank, as the case may be, may request of the other parties to this Agreement an amendment of the financial covenants contained in this Agreement to reflect such changes in GAAP and to provide the Bank with protection and coverage equivalent to that existing prior to such changes in accounting methods or GAAP, and the Borrower and the Bank agree to consider such request in good faith.

     5.2 Certificates; Other Information. Furnish to the Bank:

          (a) concurrently with the delivery of the consolidated financial statements referred to in Section 5.1(a), a letter from the independent certified public accountants reporting on such financial statements (i) stating that their audit examination has included a review of the terms of Sections 6.2(b), 6.6, 6.7 and 6.8 of this Agreement and any definitions set forth in this Agreement relating thereto, in each case as they relate to accounting matters, and (ii) stating whether, in connection with their audit examination, any condition or event that constitutes any Default or Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination;

          (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b), a certificate of the chief financial officer of the Borrower (i) stating that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of clause (b) of Section 6.2, clause (i) of
     Section 6.1, clause (f) of Section 6.14 and Sections 6.6, 6.7, and 6.8; (iii) if not specified in the financial statements delivered pursuant to Section 5.1, specifying the aggregate amount of interest paid or accrued by Holdings, the

     Borrower and their respective Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of Holdings and its Subsidiaries, during such accounting period; and (iv) listing all Indebtedness for borrowed money (other than Indebtedness hereunder) in each case incurred since the date of the previous consolidated balance sheet of Holdings delivered pursuant to Section 5.1(a) or (b);

          (c) promptly upon receipt thereof, copies of all final reports submitted to Holdings and the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of Holdings and the Borrower made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

          (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Holdings, the Borrower or any of their respective Subsidiaries and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

          (e) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b), a management summary describing and analyzing the performance of Holdings, the Borrower and their respective Subsidiaries during the periods covered by such financial statements to the extent not included in the reports filed by Holdings with the Securities and Exchange Commission which are delivered to the Bank; and

          (f) promptly, such additional financial and other information as the Bank may from time to time reasonably request.

     5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be, (b) for delinquent obligations which do not have a material adverse effect on the business, financial condition, properties, results of operations, value or prospects of the Borrower and its Subsidiaries taken as a whole and (c) for trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for a period of more than 90 days (or any longer period if longer payment terms are accepted in the ordinary course of business) or, if overdue for more than 90 days (or such longer period), as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Borrower or any of its Subsidiaries, as the case may be.

     5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except for rights, privileges and franchises the loss of which would not in the aggregate have a material adverse effect on the business, financial condition, properties, results of operations, value or prospects of the Borrower and its Subsidiaries taken as a whole, and except as otherwise permitted by Sections 6.3 and 6.4; and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, financial condition, properties, results of operations, value or prospects of the Borrower and its Subsidiaries taken as a whole.

     5.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); and

     (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks as are usually insured against in the same general area by, companies engaged in the same or a similar business; provided that the Borrower may implement programs of self insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

     5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in accordance with GAAP and all Requirements of Law; and permit representatives of the Bank upon reasonable notice to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired upon reasonable notice, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees thereof and with their independent certified public accountants.

     5.7 Notices. Promptly give notice to the Bank:

          (a) of the occurrence of any Default or Event of Default;

          (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of Holdings or any of its Subsidiaries which default or event of default has not been waived and would have a material adverse effect on the business, financial condition, properties, results of operations, value or prospects of the Borrower and its Subsidiaries taken as a whole, or
     (ii) litigation, investigation or proceeding which may exist at any time between Holdings or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against Holdings or any of its Subsidiaries by any Governmental Authority, which in any such case would have a material adverse effect on the business, financial condition, properties, results of operations, value or prospects of the Borrower and its Subsidiaries taken as a whole;

          (c) of any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) in which more than $25,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would have a material adverse effect on the business, financial condition, properties, results of operations, value or prospects of the Borrower and its Subsidiaries taken as a whole;

          (d) of the following events, as soon as practicable after, and in any event within 30 days after, the Borrower knows thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan which Reportable Event would have a material adverse effect on the business, financial condition, properties, results of operations, value or prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) the institution of proceedings or the taking of any other action by PBGC, the Borrower or any Commonly Controlled Entity to terminate, withdraw from or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan, in each of the foregoing cases which would have a material adverse effect on the business, financial condition, properties, results of operations, value or prospects of the Borrower and its Subsidiaries taken as a whole, and in addition to such notice, deliver to the Bank whichever of the following may be applicable: (A) a certificate of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

          (e) of a material adverse change known to the Borrower or any of its Subsidiaries in the business, financial condition, properties, results of operations, value or prospects of Holdings, the Borrower and their respective Subsidiaries taken as a whole.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of the chief executive officer or the chief financial officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     5.8 Additional Subsidiary Guarantors. (a) If any Domestic Subsidiary that is wholly owned by the Borrower or Holdings (whether presently existing or hereafter created or acquired) shall become a Material Subsidiary, the Borrower or Holdings shall cause to be delivered to the Bank, (i) a Joinder Agreement duly executed by the parent of such Subsidiary and such Subsidiary pursuant to which such Subsidiary shall become a Guarantor hereunder, (ii) such closing documents and closing certificates, including, without limitation, an opinion of counsel, as may reasonably be requested by the Bank, and (iii) such other documents reasonably requested by the Bank in order that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in this Agreement and any other Loan Document applicable to such Subsidiary.

     (b) In the event that there shall be a change in law which eliminates the adverse tax consequences to the Borrower, Holdings or any of their respective Subsidiaries which would have resulted on the date hereof from the guarantee by a Subsidiary, which would be a Material Subsidiary but for the fact that 75% of the assets of such Subsidiary are securities of foreign companies, of the Term Loan and the other obligations of the Borrower hereunder, the Borrower shall promptly thereafter cause any such Subsidiary that has not previously executed and delivered a Joinder Agreement because of such adverse tax consequences to deliver a Joinder
Agreement to the Bank to the extent such Joinder Agreement can be so executed and delivered without adverse tax consequences to the Borrower, Holdings or any of their respective Subsidiaries.

     5.9 Year 2000 Compatibility. Take all actions reasonably necessary to assure that the computer based systems of Holdings and its Subsidiaries are able, in all respects material to Holdings and its Subsidiaries taken as a whole, to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Bank, Holdings or any of its Subsidiaries shall provide reasonable assurances reasonably satisfactory to the Bank of their Year 2000 compatibility.

     5.10 Hedging Agreement. Maintain, until all obligations under this Agreement are paid in full, a Hedging Agreement with minimum notional amount at any date of determination equal to one hundred percent (100%) of the outstanding principal balance on the Term Loan at an interest rate, with a counterparty and upon other terms and conditions reasonably satisfactory to the Bank.

     5.11 Use of Proceeds. Use the proceeds of the Term Loan to finance acquisitions by the Borrower and to fund the working capital of the Borrower.

     5.12 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Bank may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Bank its rights under this Agreement, the Note and the other Loan Documents.


                                 ARTICLE VI
                             Negative Covenants

     The Borrower hereby agrees that from and after the Closing Date it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly so long as the Term Loan remains outstanding and unpaid or any other amount is owing to the Bank:

     6.1 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

          (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or such Subsidiary, as the case may be, in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or such Subsidiary, as the case may be, in accordance with GAAP;

          (c)   pledges  or   deposits   in   connection   with   workmen's
     compensation,   unemployment   insurance  and  other  social  security
     legislation;

          (d) Liens or deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, right-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

          (f) Liens in favor of the Bank pursuant to the Loan Documents or in favor of the Lenders pursuant to the Existing Credit Facility and bankers' liens arising by operation of law;

          (g) Liens on assets of corporations which became or become Subsidiaries of the Borrower, provided that such Liens exist at the time such corporations became or become Subsidiaries and are not created in anticipation thereof,

          (h) Liens on documents of title and the property covered thereby securing Indebtedness in respect of the letters of credit under the Existing Credit Facility which are Commercial L/Cs (as defined by the Existing Credit Facility);

          (i) Liens not otherwise permitted by this Section 6.1 securing any Indebtedness permitted under this Agreement, provided that (i) the aggregate principal amount of Indebtedness secured by such Liens permitted by this paragraph (i) shall at no time exceed $75,000,000 and (ii) no such Liens shall encumber any capital stock of Holdings, the Borrower or any of their Subsidiaries;

          (j) any judgment or judicial attachment Lien with respect to any judgment that does not constitute an Event of Default;

          (k) license or leases in the ordinary course of business of patents, copyrights, trademarks, trade names and other intellectual property owned by the Borrower or any of its Subsidiaries, which do not in the aggregate materially detract from the value of its property or other assets or materially impair the use thereof in the operation of its business, and rights to royalties, fees and other compensation in respect of intellectual property licensed, leased or used by the Borrower or any of its Subsidiaries;

          (l) liens arising solely out of consignments of inventory and work-in-process in the ordinary course of business; and

          (m) liens on fixed or capital assets acquired or improved by the Borrower or any of its Subsidiaries; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.14,
     (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such improvements and the Indebtedness secured thereby does not exceed 100% of the cost of acquiring or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of Holdings, the Borrower or any of their Subsidiaries.

     6.2 Limitation on Guaranty Obligations. Create, incur, assume or suffer to exist any Guaranty Obligation except:

          (a) guarantees of obligations to third parties made in the ordinary course of business in connection with relocation of employees of the Borrower or any of its Subsidiaries;

          (b) guarantees not otherwise permitted by this Section 6.2 by the Borrower and its Subsidiaries incurred in the ordinary course of business for an aggregate amount not to exceed $75,000,000;

          (c) Guaranty Obligations existing on the Closing Date and described in Schedule 6.2;

          (d) Guaranty Obligations in respect of foreign currency exchange contracts permitted by Section 6.11 and commodity hedge agreements permitted by Section 6.12;

          (e) Guaranteed Obligations pursuant to the Guaranty;

          (f) guarantees by the Borrower of Indebtedness and other obligations of its Subsidiaries and by its Subsidiaries of Indebtedness and other obligations of other Subsidiaries and the Borrower, in each case as permitted under this Agreement;

          (g) indemnities and other similar Guaranty Obligations arising out of the Spin-Off Documents; and

          (h) Guaranty Obligations under the Existing Credit Facility.

     6.3 Prohibition of Fundamental Changes. Enter into any transaction of acquisition of, or merger or consolidation or amalgamation with, any other Person (including any Subsidiary or Affiliate of the Borrower or any of its Subsidiaries), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in the present method of conducting business or engage in any type of business other than of the same general type now conducted by it, except for the transactions otherwise permitted pursuant to Sections 6.4 and 6.5.

     6.4 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired except (a) for the sale or other disposition of any property that in the reasonable judgment of the Borrower, has become uneconomic, obsolete or worn out, and which is disposed of in the ordinary course of business; (b) for sales of inventory and receivables made in the ordinary course of business; (c) that any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or a wholly-owned Subsidiary of the Borrower and any Subsidiary of the Borrower may sell or otherwise dispose of, or part with control of any or all of, the stock of any Subsidiary to a wholly-owned Subsidiary of the Borrower or a Subsidiary of the Borrower may merge with the Borrower (so long as the Borrower is the surviving corporation) or another Subsidiary of the Borrower; and (d) for the sale or other disposition by the Borrower or any of its Subsidiaries of other assets consummated after the Closing Date, provided that (i) such sale or other disposition shall be made for fair value on an arm's-length basis and (ii) the aggregate fair market value of all such assets sold or disposed of under this clause (d) shall not exceed 25% of the consolidated total assets of the Borrower and its Subsidiaries as of the date of such sale; provided that in no event shall the Borrower or any of its Subsidiaries sell any assets pursuant to this clause (d) if the revenue generated by such assets would have exceeded 25% of the consolidated net revenue of the Borrower and its Subsidiaries for the he preceding fiscal year.

     6.5 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, unless after giving effect to such loan, advance, extension of credit to, or acquisition of or investment in such other Person, the Borrower shall be in pro forma compliance with Sections 6.6, 6.7 and 6.8 and no Default or Event or Default shall have occurred and be continuing or shall result therefrom.

     6.6 Maintenance of Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum (without duplication of any item) of (i) $100,000,000 and (ii) 50% of the Consolidated Net Income of Holdings, if positive, for each fiscal quarter (commencing with the fiscal quarter beginning on or about July 1, 1997).

     6.7 Maintenance of Interest Coverage. Permit the Interest Coverage Ratio on the last day of any fiscal quarter to be less than 4.25 to 1.0.

     6.8 Maintenance of Leverage Ratio. Permit, as of the last day of any fiscal quarter, the Leverage Ratio to be greater than 3.25 to 1.0.

     6.9 Limitation on Dividends and Stock Repurchases. Declare any dividends on any shares of any class of stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock (including the outstanding capital stock of Holdings), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (all of the foregoing being referred to herein as Restricted Payments"); except that:

          (a) Subsidiaries may pay dividends directly or indirectly to the Borrower or other Subsidiaries of the Borrower and each other owner of an equity interest in such Subsidiary on a pro rata basis based on their relative ownership interests, and Foreign Subsidiaries of the Borrower may pay dividends directly or indirectly to Foreign Subsidiaries of the Borrower and each other owner of an equity interest in such Foreign Subsidiary on a pro rata basis based on their relative ownership interests;

          (b) the Borrower may pay dividends to Holdings in an amount equal to the amount required for Holdings to pay franchise taxes, fees and expenses necessary to maintain its status as a corporation and other fees required to maintain its corporate existence, provided that Holdings shall promptly pay such taxes, fees and expenses; and

          (c) the Borrower at any time may make Restricted Payments in an aggregate amount not exceeding the sum of (i) $40,000,000 and (ii) 50% of positive Consolidated Net Income after July 1, 1997, so long as (x) after giving effect to such Restricted Payments, the Borrower shall be in pro forma compliance with Section 6.6 and (y) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or shall result therefrom.

     6.10 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except (a) for transactions which are otherwise permitted under this Agreement and which are in the ordinary course of the Borrower's or a Subsidiary of the Borrower's business and which are upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate, (b) as permitted under Sections 6.2(a) and (f), Section 6.5 and
Section 6.9 or (c) any transactions entered into as part of the Spin-Off Transactions.

     6.11 Foreign Exchange Contracts. Enter into any foreign currency exchange contracts other than (i) in the ordinary course of business and
(ii)  among  the   Borrower   and/or  one  or  more  of  its   wholly-owned
Subsidiaries.

     6.12 Commodity Hedges. Enter into any commodity hedge agreements other than in the ordinary course of business.

     6.13 Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31, unless the Borrower shall have given at least 45 days prior written notice to the Bank.

     6.14 Limitation on Indebtedness.  Create,  incur,  assume or suffer to
exist  any   Indebtedness   (including  any  Indebtedness  of  any  of  its
Subsidiaries), except:

          (a) Indebtedness of the Borrower under this Agreement and the Note;

          (b) (i) Indebtedness of the Borrower to any of its Subsidiaries and of any wholly-owned Domestic Subsidiary to the Borrower or any other Subsidiary of the Borrower; and (ii) Indebtedness of any wholly-owned foreign Subsidiary to the Borrower or any other Subsidiary of the Borrower to the extent permitted by Section 6.5;

          (c) Indebtedness  consisting of reimbursement  obligations  under surety, indemnity, performance, release and appeal bonds and guarantees thereof and letters of credit required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or its Subsidiaries;

          (d) Capital lease obligations, mortgage financings, purchase money Indebtedness and industrial revenue bond issues in respect of real property or equipment incurred by the Borrower prior to or within 180 days after a capital expenditure in order to finance the purchase or improvement of properties;

          (e)  Indebtedness   consisting  of  foreign   currency   exchange
     contracts permitted under Section 6.11 or commodity hedge agreements permitted under Section 6.12;

          (f) Indebtedness not otherwise permitted by the preceding clauses of this Section 6.14 not exceeding $100,000,000 less the dollar amount of the principal of the Term Loan outstanding at any one time outstanding; and

          (g) Indebtedness under the Existing Credit Facility.


                                ARTICLE VII
                           Unconditional Guaranty

     7.1 Guaranty of Obligations. Each Guarantor hereby unconditionally guarantees to the Bank, its successors, endorsees, transferees and assigns, the prompt payment and performance of all obligations of the Borrower under this Agreement and the Note, whether primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether or not from time to time reduced or extinguished (except by payment thereof) or hereafter increased or incurred, whether or not recovery may be or hereafter become barred by the statute of limitations, whether enforceable or unenforceable as against Borrower, whether or not discharged, stayed or otherwise affected by any bankruptcy, insolvency or other similar law or proceeding, whether created directly with the Bank or acquired by the Bank through assignment, endorsement or otherwise, whether matured or unmatured, whether joint or several, as and when the same become due and payable (whether at maturity or earlier, by reason of acceleration, mandatory repayment or otherwise), in accordance with the terms of any such instruments evidencing any such obligations, including all renewals, extensions or modifications thereof (all obligations of the Borrower under this Agreement and the Note to the Bank, including all of the foregoing, being hereinafter collectively referred to as the "Guaranteed Obligations"), provided that notwithstanding anything to the contrary contained in this Agreement, it is the intention of each Guarantor and the Bank that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to any Guarantor or its assets, the amount of such Guarantor's obligations with respect to the Guaranteed Obligations shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. ss.547, ss.548, ss.550 and other "avoidance" provisions of Title 11 of the United States Code) applicable in any such proceeding to such Guarantor and this Guaranty (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that such Guarantor's obligations with respect to the Guaranteed Obligations or any payment made pursuant to the Guaranteed Obligations would, but for the operation of the foregoing proviso, be subject to avoidance or recovery in any such proceeding under Applicable Insolvency Laws, the amount of such Guarantor's obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor's obligations with respect to such Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under
Applicable Insolvency Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the foregoing proviso and is otherwise subject to avoidance and recovery in any such proceeding under Applicable Insolvency Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation and the Guaranteed Obligations as limited by the foregoing proviso shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The foregoing proviso is intended solely to preserve the rights of the Bank hereunder against such Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither such Guarantor, the Borrower, any other guarantor nor any other Person shall have any right or claim under such proviso that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

     7.2  Nature of  Guaranty.  Each  Guarantor  agrees  that the  Guaranty provided  for in Section  7.1 is a  continuing,  unconditional  guaranty of payment and performance and not of collection, and that its obligations under the Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement or any other Loan Document or any other agreement, document or instrument to which Borrower is or may become a party, (b) the absence of any action to enforce the Guaranty, this Agreement or any other Loan Document or the waiver or consent by the Bank with respect to any of the provisions of the Guaranty, this Agreement or any other Loan Document, (c) the existence, value or condition of, or failure to perfect its lien against, any security for or other guaranty of the Guaranteed Obligations or any action, or the absence of any action, by the Bank in respect of such security or guaranty (including, without limitation, the release of any such security or guaranty) or (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; it being agreed by each Guarantor that its obligations under the Guaranty shall not be discharged until the final and indefeasible payment and performance, in full, of the Guaranteed Obligations and the termination of the Credit Facility. Each Guarantor expressly waives all rights it may now or in the future have under any statute (including, without limitation, North Carolina General Statutes Section 26-7, et seq. or similar law), or at law or in equity, or otherwise, to compel the Bank to proceed in respect of the Guaranteed Obligations against Borrower or any other party or against any security for or other guaranty of the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, the Guarantors. Each Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Bank to commence an action in respect of the Guaranteed Obligations against Borrower or any other party or any security for the payment and performance of the Guaranteed Obligations. Each Guarantor agrees that any notice or directive given at any time to the Bank which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Bank, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to the Guaranty for the reason that such pleading or introduction would be at variance with the written terms of the Guaranty, unless the Bank have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for the Guaranty and such waivers, the Bank would decline to enter into this Agreement.

     7.3 Demand by the Bank. In addition to the terms set forth in Section 7.2, and in no manner imposing any limitation on such terms, if all or any portion of the then outstanding Guaranteed Obligations under this Agreement are declared to be immediately due and payable, then the Guarantors shall, upon demand in writing therefor by the Bank to the Guarantors, pay all or such portion of the outstanding Guaranteed Obligations then declared due and payable. Payment by the Guarantors shall be made to the Bank, to be credited and applied upon the Guaranteed Obligations, in immediately available funds in Euros to an account designated by the Bank.

     7.4 Waivers. In addition to the waivers contained in Section 7.2, each Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantors of their obligations under, or the enforcement by the Bank of, the Guaranty provided for in this Article VII. Each Guarantor further hereby waives diligence, presentment, demand, protest and notice of whatever kind or nature with respect to any of the Guaranteed Obligations and waives the benefit of all provisions of law which are or might be in conflict with the terms of the Guaranty. Each Guarantor represents, warrants and agrees that its obligations under the Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Bank or the Borrower, whether now existing or which may arise in the future.

     7.5 Modification of Loan Documents etc. If the Bank shall at any time or from time to time, with or without the consent of, or notice to, the Guarantors (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations, (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, in equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges, (c) amend or modify, in any manner whatsoever, the Loan Documents, (d) extend or waive the time for performance by the Guarantors, Borrower or any other Person of, or compliance with, any term, covenant or agreement on its part to be performed or observed under a Loan Document (other than the Guaranty), or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance, (e) take and hold security or collateral for the payment of the Guaranteed Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Bank has been granted a lien, to secure any Indebtedness of the Guarantors or Borrower to the Bank,
(f) release anyone who may be liable in any manner for the payment of any amounts owed by the Guarantors or Borrower to the Bank, (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantors or Borrower are subordinated to the claims of the Bank or (h) apply any sums by whomever paid or however realized to any amounts owing by the Guarantors or Borrower to the Bank on account of the obligations under this Agreement and the Note in such manner as the Bank shall determine in its reasonable discretion; then the Bank shall not incur any liability to the Guarantors as a result thereof, and no such action shall impair or release the obligations of the Guarantors under this Guaranty.

     7.6 Reinstatement. Each Guarantor agrees that, if any payment made by the Borrower or any other Person applied to the Obligations is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of collateral are required to be returned by the Bank to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantors, under any applicable law or equitable cause, then, to the extent of such payment or repayment, the Guarantors' liability hereunder (and any lien or collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, and, if prior thereto, the Guaranty shall have been canceled or surrendered (and if any lien or collateral securing the Guarantors' liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), the Guaranty (and such lien or collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantors in respect of the amount of such payment (or any lien or collateral securing such obligation).

     7.7 Mutual Grant of Present Right of Contribution and Indemnity. To the extent that the value as of the time of execution of this Agreement of the benefits received by any Guarantor by reason of matters stated in the preamble (whether determined under a standard of "fair value," "reasonably equivalent value" or any other valuation standard under applicable law) is less than the sum of the obligations incurred by such Guarantor to the Bank plus such Guarantor's liability under this Section 7.7, then subject only to the following Section 7.8 and in addition to all other rights and remedies such Guarantor has or may have under applicable law, the Borrower and each remaining Guarantor respectively agrees that such Guarantor has the present right to recover the amount of such excess from the Borrower and the remaining Guarantors, which right shall be enforceable jointly and severally against the Borrower and the remaining Guarantors to the full extent that the obligations are enforceable against such Guarantor. Without limiting the foregoing, in the event any Guarantor is required, by reason of this Agreement, to pay an amount in excess of the value of the benefit such Guarantor is deemed to have received by reason of matters described in the preamble of this Agreement, the Borrower and the remaining Guarantors jointly and severally agree to pay such Guarantor, upon demand, the amount of such excess. Subject only to the provisions of the following Section 7.8, such Guarantor shall be subrogated to any and all rights of the Bank against the Borrower and the remaining Guarantors to the extent of such excess payment.

     7.8 No Subrogation. Until all amounts owing to the Bank on account of the obligations under this Agreement and the Note are paid in full and the Credit Facility is terminated, each Guarantor hereby waives any claims or other rights which it may now or hereafter acquire against Borrower that arise from the existence or performance of the Guarantors' obligations under the Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, any right to participate in any claim or remedy of the Bank against Borrower or any collateral which the Bank may now have or may hereafter acquire, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor on account of such rights at any time when all of the obligations under this Agreement and the Note shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Bank, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Bank in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Bank, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth herein.

     7.9 Joint and Several Liability. The obligations of all of the Guarantors under the Guaranty provided for in this Article VII shall be joint and several among all of the Guarantors.

     7.10 Release of Guarantor. Upon the sale by the Borrower of all the shares of capital stock of any Guarantor and provided no Default or Event of Default exists under this Agreement or would result therefrom, the obligations of such Guarantor under this Guaranty shall automatically be discharged and released without any further action by the Bank, provided that Bank agrees, upon the request of the Borrower, to execute and deliver any instrument or other document in a form acceptable to the Bank which may reasonably be required to evidence such discharge and release.

                                ARTICLE VIII
                      Conditions to Bank's Obligations

     8.1 Conditions to Closing. The Bank's obligation to close this Agreement and to fund the Term Loan is subject to the fulfillment of the following conditions:

          (a) Loan Documents. The Loan Documents shall have been duly executed by the Borrower and delivered to the Bank.

          (b) General Certificate. The Borrower shall have delivered to the Bank a general certificate as to the due organization and authority of the Borrower to execute, deliver and perform the Loan Documents and any Hedging Agreement with the Bank and the incumbency of its officers in form and substance satisfactory to the Bank.

          (c) Officer's Certificate. The Bank shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Bank, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

          (d) Fees and Expenses. The Bank shall have received all fees, charges and other expenses (including, without limitation, legal fees and expenses) due in connection with the transactions contemplated hereby.

          (e) Consents; Defaults.

               (i) Governmental and Third Party Approvals. The Borrower shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

               (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Bank's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

               (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

          (f) Financial Matters.

               (i) Financial Statements. The Bank shall have received the most recent audited consolidated financial statements of Holdings and its Subsidiaries referred to in Section 4.1(a) of this Agreement, all in form and substance reasonably satisfactory to the Bank.

               (ii) Financial Condition Certificate. The Borrower shall have delivered to the Bank a certificate, in form and substance satisfactory to the Bank, and certified as accurate by a Responsible Officer, that (A) Holdings and each of its Subsidiaries are each Solvent, and (B) the Borrower's payables are current and not past due, except as would not have a Material Adverse Effect.

          (g) Miscellaneous. All opinions, certificates, documents, other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Bank. The Bank shall have received copies of all other instruments and other evidence as the Bank may reasonably request, in form and substance reasonably satisfactory to the Bank, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.


                                 ARTICLE IX
                                  Default

     9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (a) The Borrower shall fail to (i) pay any principal of the Term Loan when due in accordance with the terms hereof or (ii) pay any interest on the Term Loan or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof, or

          (b) Any representation or warranty made or deemed made by any Credit Party in any Loan Document or which is contained in any certificate, guarantee, document or financial or other statement furnished under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.7(a) or Article VI of this Agreement or any Guarantor shall default in the observance or performance of any agreement contained in Article VII of this Agreement; or

          (d) The Borrower or any other Credit Party shall default in the observance or performance of any other agreement contained in any Loan Document, and such default shall continue unremedied for a period of 30 days; or

          (e) Holdings or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness or in the payment of any Guaranty Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guaranty Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder of holders or beneficiary or beneficiaries) to cause, with the given of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Guaranty Obligation to become payable, any applicable grace period having expired, provided that the aggregate principal amount of all such Indebtedness and Guaranty Obligations under clauses (i) and (ii) equals or exceeds $12,500,000; or

          (f) (i) Holdings, the Borrower or any other Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief or debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of their respective Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any other Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or
     (iii) there shall be commenced against Holdings, the Borrower or any other Guarantor any case, proceeding or other action seeking issuance of a warrant or attachment, execution, distraint or similar proceeding against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any other Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any other Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event (other than a Reportable Event with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) shall occur with respect to, or proceedings to have a trustee appointed shall commence with respect to, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, such Reportable Event shall continue unremedied for ten days after notice of such Reportable Event is given and, in the case of the institution of proceedings, such proceedings shall continue for ten days after commencement thereof or (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions relating to such Plans, if any, could subject the Borrower or any Guarantor to any tax, penalty or other liabilities which in the aggregate are material in relation to the business, financial condition, properties, results of operations, value or prospects of the Borrower and its Subsidiaries taken as a whole; or

          (h) one or more final judicial judgments or decrees shall be entered against the Borrower or any Guarantor involving in the aggregate for all such Persons a liability (not paid or fully covered by insurance) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

          (i) Holdings shall cease to own 100% of the issued and outstanding capital stock of the Borrower, free and clear of all Liens; or Holdings shall conduct, transact or otherwise engage in any business or operations, incur, create, assume or suffer to exist any Indebtedness, Guaranty Obligations or other liabilities or obligations or Liens, or own, lease, manage or otherwise operate any properties or assets, other than (i) incident to the ownership of all of the outstanding shares of capital stock of the Borrower or the issuance of debt and equity securities, provided that the net proceeds of such issuance are concurrently advanced to, or contributed to the capital of, the Borrower, unless such other business owned by Holdings is related to the business of the Borrower and such business is effectively contributed to the Borrower by merger, purchase or any other acquisition transaction, within 90 days of the acquisition by Holdings of such business, (ii) the issuance of guarantees of Indebtedness of the Borrower and its Subsidiaries and of reimbursement obligations of the Borrower and its Subsidiaries under surety, indemnity, performance and appeal bonds, letters of credit and like instruments and other obligations that the Borrower or any Subsidiary is permitted to incur or (iii) the performance by Holdings of its obligations under the Spin-Off Documents; or

          (j) (i) Any Person or two or more Persons (except FL Affiliates) acting in concert shall have acquired beneficial ownership (within the meaning of Rule l3d-3 of the

     Securities and Exchange Commission promulgated under the Exchange Act) of more than 33% of the outstanding shares of voting stock of Holdings; or (ii) any Person or two or more Persons (except FL
     Affiliates) acting in concert shall acquire the power to elect a majority of the Board of Directors of Holdings; or

          (k) Any Event of Default (as such term is defined in the Existing Credit Facility) occurs under the Existing Credit Facility; or

          (l) Any termination payment shall be due by the Borrower under any Hedging Agreement to which the Borrower is a party and such amount is not paid within thirty (30) days of the due date thereof or any other default or event of default exists thereunder after the expiration of any applicable grace or cure period.

     9.2 Consequence of Event of Default.

          (a) Acceleration; Termination of the Credit Facility. Should any one or more of the above defined Events of Default occur and be continuing, the Bank may, at its option, terminate the Credit Facility and any commitments to the Borrower arising under this Agreement or otherwise, and the Bank may declare all Obligations (other than any obligation under any Hedging Agreement) to be immediately due and payable, regardless of the stated maturities thereof and the Borrower shall forthwith pay all Obligations without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything conditioned herein or in any other document to the contrary notwithstanding. Should there occur an Event of Default described in Section 9.1(f), the Credit Facility and the commitments to the Borrower arising under this Agreement or otherwise shall automatically terminate and all Obligations shall automatically become immediately due and payable.

          (b) Rights of Collection. Should any one or more of the above defined Events of Default occur and be continuing, the Bank may, at its option, exercise all of its other rights and remedies under this Agreement, the other Loan Documents and any applicable law, in order to satisfy all of the Obligations.

     9.3 Rights and Remedies Cumulative. No right or remedy herein conferred upon the Bank is intended to be exclusive of any other right or remedy contained herein, or in any instrument or document delivered pursuant to or in connection with this Agreement (including without limitation the Note) and every such right or remedy contained herein and therein or now or hereafter existing at law, or in equity, or by statute, or otherwise shall be cumulative. The Bank may pursue, or refrain from pursuing, any remedy available to it at such times and in such order as the Bank in its sole discretion shall determine.


                                 ARTICLE X
                 Special Provisions as to LIBOR Market Rate

     10.1 Additional Costs.

          (a) If, as a result of any Regulatory Change,

               (i) the basis of taxation of payments to the Bank of the principal of or interest on the Term Loan, the Note or any other amounts payable under this Agreement in respect thereof (other than taxes imposed on the overall net income of the Bank for loans of such type by the jurisdiction in which the Bank has its principal office) is changed; or

               (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Bank are imposed, modified or deemed applicable; or

               (iii) any other condition affecting this Agreement, the Term Loan or the Note is imposed on the Bank;

and the Bank reasonably determines that, by reason thereof, the cost to the Bank of making or maintaining the Term Loan at the Euro LIBOR Market Rate is increased, or any amount receivable by the Bank hereunder in respect of the Term Loan or the Note while bearing interest at the Euro LIBOR Market Rate is reduced, in each case by an amount deemed by the Bank to be material (such increases in cost and reductions in amounts receivable being herein called "Increased Costs"), then the Borrower shall pay to the Bank upon its request such additional amount or amounts as will compensate the Bank for such Increased Costs. The Bank will notify the Borrower of any event occurring after the date hereof which will entitle the Bank to compensation pursuant to this Section 10.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If the Bank requests compensation under this Section 10.1(a), the Borrower may, by notice to the Bank, require that the Bank furnish to the Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.

          (b) Determinations by the Bank for purposes of this Section 10.1 of the effect of any Regulatory Change on its costs of making or maintaining the Term Loan at the Euro LIBOR Market Rate or on amounts receivable by it in respect of the Term Loan bearing interest at the Euro LIBOR Market Rate, and of the additional amounts required to compensate the Bank in respect of any Increased Costs, shall be conclusive, provided that such determinations are made reasonably and in good faith.

     10.2 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any applicable law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by the Bank or any corporation controlling the Bank as a consequence of, or with reference to the Term Loan and other commitments of this type, below the rate which the Bank or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by the Bank, the Borrower shall pay to the Bank from time to time as specified by the Bank additional amounts sufficient to compensate the Bank or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower by the Bank, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     10.3 Taxes.

          (a) The Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Term Loan, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

          (b) Indemnity. The Borrower shall indemnify the Bank for the full amount of Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
     Section 10.3) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date the Bank makes written demand therefor.

          (c) Evidence of Payment. Within thirty (30) days after the date of any payment of Other Taxes, the Borrower shall furnish to the Bank, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Bank.

          (d) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 10.3 shall survive the payment in full of the Term Loan and the Note and the termination of this Agreement.

     10.4 Regulatory Limitation. In the event, as a result of increases in the value of the Euro against the Dollar or for any other reason, the obligation of the Bank to make the Term Loan (taking into account the dollar amount of the obligations of the Borrower under the Loan Documents and all other indebtedness required to be aggregated under 12 U.S.C.A. ss.84, as amended, the regulations promulgated thereunder and any other applicable law) is determined by the Bank to exceed its then applicable legal lending limit under 12 U.S.C.A. ss.84, as amended, and the regulations promulgated thereunder, or any other applicable law, the amount of the Term Loan the Bank shall be obligated to make or issue hereunder shall immediately be reduced to the maximum amount which the Bank may legally advance (as determined by the Bank), and the Borrower shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the obligations of the Borrower under the Loan Documents which are outstanding hereunder by an amount sufficient to comply with such maximum amounts.

     10.5 Indemnity. The Borrower hereby indemnifies the Bank against any loss or expense which may arise or be attributable to the Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Term Loan (a) as a consequence of any failure by the

Borrower to make any payment when due of any amount due hereunder in connection with the Term Loan, or (b) due to any payment or prepayment of the Term Loan on a date other than the last day of any Interest Period. If the Bank requests indemnification under this Section, the Bank shall furnish to the Borrower a certificate setting forth the basis and amount of such request, which certificate shall be prima facie evidence of the matters stated therein. Determinations by the Bank of the amount of any claim for indemnification under this Section shall be made on a reasonable basis and in good faith, based upon the assumption that the Bank funded the Term Loan in the London interbank market, and using any reasonable attribution or averaging methods which the Bank deems appropriate and practical. This covenant shall survive termination of this Agreement and payment of the outstanding Obligations.

     10.6 Mitigation  Obligations.  If the Bank requests compensation under
Section 10.1, 10.2 or 10.3, then the Bank shall use reasonable efforts to designate a different lending office for funding or booking the Term Loan or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 10.1, 10.2 or 10.3, and (ii) would not subject the Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Bank. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Bank in connection with any such designation or assignment. The Borrower's indemnification obligations under Section 10.5 shall apply to the transactions described in this
Section 10.6.


                                 ARTICLE XI
                Jurisdiction, Service and Judgment Currency

     11.1 Binding Arbitration; Waiver of Jury Trial.

          (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding (but in no event later than 30 days after the institution of any judicial proceeding), any dispute, claim or controversy arising out of, connected with or relating to the Note or any other Loan Documents ("Disputes"), between or among parties to the Note or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety
     (90) days after such demand thereof and shall be concluded within one hundred and twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

          (b) Jury Trial. THE BANK, THE BORROWER AND EACH GUARANTOR HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE
     IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

          (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     11.2 Currency Indemnity. If for the purpose of obtaining judgment in any court in any country it becomes necessary to convert into any other currency (the "Judgment Currency") any amount in Euros due hereunder (hereinafter referred to as the "Agreed Currency"), then the date on which the rate of exchange is fixed by such court for that conversion shall be known as the "Conversion Date". If there is a change in the rate of exchange prevailing between the Conversion Date and the date of payment of the amount due under such judgment, the Borrower will, notwithstanding such judgment, pay such additional or lesser amounts, if any, as may be necessary to ensure that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due to the Bank from the Borrower in connection with any such judgement in the Agreed Currency. For this purpose "rate of exchange" means the rate at which the Bank is able on the relevant date (or nearest date) to purchase the Agreed Currency with the Judgment Currency.

                                ARTICLE XII
                               Miscellaneous

     12.1 Collection Expenses. Upon the occurrence of any Event of Default, Borrower shall pay all the costs and expenses incurred by the Bank in collecting, enforcing or protecting its interest with respect to the Loan Documents, or any instrument or document delivered pursuant to the Loan Documents, or in protecting the rights of any holder or holders with respect thereto, including attorneys' fees, and the Bank or any such holder or holders may take judgment for all such amounts, in addition to the unpaid principal balance of all Indebtedness owed by the Borrower and the accrued interest thereon.

     12.2 Fees and Expenses. The Borrower shall reimburse the Bank for all out-of-pocket costs and expenses (including legal fees not to exceed $15,000) incurred by it with respect to the preparation and negotiation of the Loan Documents and enforcing the terms thereof.

     12.3 Governing Law. This Agreement, the Note and the other Loan Documents, unless otherwise expressly set forth therein, shall be construed in accordance with and governed by the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     12.4 Captions. Except for the captions to the definitions contained in
Section 1.1, the captions of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     12.5 Notices. All notices, requests, demands and other communications provided for herein or in any instrument or document delivered pursuant hereto shall be in writing and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below (or at such other address as such party shall specify to the others by notice in accordance with the provisions of this section) or if sent by registered or certified mail, postage prepaid, return receipt requested, (unless sooner delivered) on the second Business Day after the day on which mailed:

            TO FIRST UNION:   First Union National Bank
                              201 South College Street
                              Charlotte, NC 28288-0334
                              Attention:  Sarah T. Warren
                              Telephone:  (704) 383-4498
                              Telecopy:   (704) 383-6647

            TO BORROWER:      CommScope, Inc. of North Carolina
                              1375 Lenoir Rhyne Boulevard
                              Hickory, North Carolina  28601
                              Attention:  Frank B. Wyatt, II
                              Telephone:  (828) 323-4917
                              Telecopy:   (828) 431-2520

                              6519 CommScope Road
                              Post Office Box 199
                              Catawba, North Carolina  28609-0199
                              Attention:  Barry Graham
                              Telephone:  (828) 241-6013
                              Telecopy:   (828) 241-2347

            With a Copy to:   Fried, Frank, Harris, Shriver & Jacobson
                              One New York Plaza
                              New York, New York  10004
                              Attention:  F. William Rendel
                              Telephone:  (212) 853-8000
                              Telecopy:   (212) 853-4000

     12.6 Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Bank and each of its affiliates is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured), any other indebtedness at any time held or owing by the Bank or such affiliate to or for the credit or the account of the Borrower, or any other property of the Borrower, including without limitation, securities and certificates of deposit, now or hereafter maintained by the Borrower for its or their own account with the Bank or such affiliate (even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits), against and on account of the obligations due hereunder irrespective of whether or not (a) the Bank shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Bank shall have declared any or all of the obligations due hereunder to be due and payable as permitted by Section 9.2 and although such obligations shall be contingent or unmatured. The Borrower further authorizes any affiliate of the Bank, upon and following the occurrence of an Event of Default, at the request of the Bank, and without notice to the Borrower or any other Person, to turn over to the Bank, any property of the Borrower, including without limitation, funds and securities held by such affiliate for the Borrower's account and to debit, for the benefit of the Bank, any deposit account maintained by the Borrower with such affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by the Bank up to the amount of the obligations due hereunder, and to pay or transfer such amount or property to the Bank for application to the obligations due hereunder. In addition, the Borrower authorizes the Bank and any of its affiliates to purchase with moneys standing to the credit of any such account such other currencies (including, without limitation, the Euro) as may be necessary to effect any such setoff, appropriation and application set forth herein.

     12.7 Benefit. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns, provided that the Borrower may not assign its rights hereunder without the prior written consent of the Bank; provided, further, that the Bank will not assign its rights hereunder to a Non U.S. Bank or any other Person payments to which would be subject to withholding tax under Sections 881 or 871 of the Code.

     12.8 Severability. In case any one or more of the provisions contained in this Agreement, or any instrument or other document delivered pursuant to this Agreement, should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     12.9 Singular and Plural, Etc. As used herein, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     12.10 Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     12.11 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the final, exclusive and complete expression of the agreement of the parties hereto with respect to the subject matter hereof and all other prior or contemporaneous agreements with respect to the subject matter hereof are superceded hereby.

     12.12 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all obligations of the Borrower under this Agreement and the other Loan Documents shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     12.13  Amendment.  If (a) the  Existing  Credit  Facility  is amended, supplemented or otherwise modified prior to its maturity or (b) the Existing Credit Facility is replaced or renewed before, at or after its maturity, the Bank may, at its election, amend this Agreement to incorporate terms, covenants, representations, warranties and conditions that, as determined by the Bank in its sole discretion, correspond to the Existing Credit Facility as so amended, supplemented, modified, renewed or replaced; provided, however, that the Bank must make such election within 60 days after the Borrower has notified the Bank of such amendment, supplement, modification, renewal or replacement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

                                    BORROWER:

                                    COMMSCOPE, INC. OF NORTH CAROLINA
[CORPORATE SEAL]

                                    By:/s/ Jearld L. Leonhardt
                                       ---------------------------------
                                          Name:  Jearld L. Leonhardt
                                          Title: Executive Vice President
                                                  and Chief Financial Officer

                                    BANK:

                                    FIRST UNION NATIONAL BANK



                                    By:/s/ Sarah T. Warren
                                       ---------------------------------
                                          Name:  Sarah T. Warren
                                          Title: Vice President

                                    GUARANTOR:

                                    COMMSCOPE, INC.



                                    By:/s/ Jearld L. Leonhardt
                                       ---------------------------------
                                          Name:  Jearld L. Leonhardt
                                          Title: Executive Vice President
                                                  and Chief Financial Officer

                                 EXHIBIT A
                                 ---------


                                 TERM NOTE
                                 ---------

                                 EXHIBIT B
                                 ---------

                         FORM OF JOINDER AGREEMENT
                         -------------------------


     THIS JOINDER AGREEMENT, dated as of the ____ day of __________, ____ (the "Agreement"), to the Credit Agreement referred to below is entered into by and among CommScope, Inc. of North Carolina, a corporation organized under the laws of North Carolina (the "Company"), on behalf of itself and the Guarantors party to such Credit Agreement (collectively, the "Credit Parties"), ______________________, a corporation organized under the laws of _________________ (the "New Subsidiary"), and FIRST UNION NATIONAL BANK, as Bank under such Credit Agreement (the "Bank").

                            Statement of Purpose
                            --------------------

     The Credit Parties and the Bank are parties to the Credit Agreement dated as of February ___, 1999 (as supplemented hereby and as further amended, restated, supplemented or otherwise modified, the "Credit Agreement").

     Pursuant to Section 5.8 of the Credit Agreement, the New Subsidiary is required to execute, among other documents, a joinder agreement in order to become a Guarantor under the Credit Agreement.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

     1.01 Credit Agreement Supplement.
          ---------------------------

     (a) Joinder of the New Subsidiary as a Guarantor.
         --------------------------------------------

          (i) The New Subsidiary hereby agrees to unconditionally guarantee to the Bank and its successors, endorsees, transferees and assigns, the prompt payment and performance of all Obligations of the Borrower under the Credit Agreement and the Note to the same extent and upon the same terms and conditions as are contained in the Credit Agreement.

          (ii) Pursuant to Section 5.8 of the Credit Agreement, the New Subsidiary hereby agrees that it is a Guarantor under the Credit Agreement as if a signatory thereof on the Closing Date, and the New Subsidiary shall comply with and be subject to and have the benefit of all of the terms, conditions, covenants, agreements and obligations set forth therein. The New Subsidiary hereby agrees that each reference to a "Guarantor" or the "Guarantors" in the Credit Agreement and other Loan Documents shall include the New Subsidiary.

     (b) The Credit Agreement. The New Subsidiary hereby agrees that each reference to the Credit Agreement or "Agreement" as used therein shall mean
the  Credit   Agreement  as
supplemented hereby. The New Subsidiary acknowledges that it has received a copy of the Credit Agreement and that it has read and understands the terms thereof.

     (c) Schedules to the Credit Agreement. Attached hereto as Annex A are updated copies of each Schedule referenced in the Credit Agreement revised to include all information required to be provided therein with respect to the New Subsidiary.

     2.01 General Provisions.
          ------------------

      (a)   Representations and Warranties.
            ------------------------------

          (i) The Borrower hereby confirms that each representation and warranty made by Holdings, the Borrower and its Subsidiaries under the Loan Documents is true and correct in all material respects as of the date hereof and that no Default or Event of Default has occurred or is continuing under the Credit Agreement.

          (ii) The Borrower hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to the obligations of the Credit Parties under the Credit Agreement or any other Loan Document.

          (iii) The New Subsidiary hereby acknowledges it has received a copy of the Credit Agreement and the other Loan Documents and that it has read and understands the terms thereof.

     (b) Limited Effect. Except as supplemented hereby, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or
(ii) to prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

     (c) Costs and Expenses. The Borrower, on behalf of itself and the other Credit Parties, hereby agrees that the Credit Parties shall pay or reimburse the Bank for all of its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement including, without limitation, the reasonable fees and disbursements of counsel.

     (d) Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     (e) Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement.

     (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

     IN WITNESS WHEREOF the undersigned hereby cause this Agreement to be executed and delivered as of the date first above written.


                                    COMMSCOPE, INC. OF
                                    NORTH CAROLINA



                                    By:
                                       ---------------------------------
                                          Name:
                                          Title:


[CORPORATE SEAL]


                                    FIRST UNION NATIONAL BANK



                                    By:
                                       ---------------------------------





                                    [NEW SUBSIDIARY]



                                    By:
                                       ---------------------------------
                                          Name:
                                          Title:



[CORPORATE SEAL]

                                 Exhibit C

         Existing Credit Facility as in effect on the Closing Date

                                 [Attached]